                                                Exhibit 99.1

For:	Immediate Release	Contact:	Brett Bauer
	April 23, 2026		574-235-2000

1st Source Corporation Reports Record First Quarter Results,
Increased Cash Dividend Declared
QUARTERLY HIGHLIGHTS
•Net income was $39.96 million for the quarter, up $2.44 million or 6.49% from the first quarter of 2025 and down $1.19 million or 2.88% from the previous quarter. Diluted net income per common share was $1.63, up $0.11 or 7.24% from the prior year’s first quarter of $1.52 and down $0.04 or 2.40% from the previous quarter.
•Return on average assets was 1.80% for the current quarter, up from 1.72% in the first quarter of 2025 and unchanged from the previous quarter. Return on average common shareholders’ equity decreased to 12.53% compared to 13.33% in the first quarter of 2025 and 12.94% in the previous quarter.
•A cash dividend increase of three cents per share to $0.43 per common share for the quarter was approved, up five cents or 13.16% from the cash dividend declared a year ago.
•During the first quarter of 2026, 338,356 shares were repurchased for $23.35 million and placed into treasury.
•Average loans and leases grew $223.81 million, or 3.29% from the first quarter of 2025 and increased $69.67 million or 1.00% from the previous quarter.
•Average deposits decreased $141.97 million or 1.94% from the first quarter a year ago and decreased $229.44 million or 3.09% from the previous quarter. Average deposits, net of brokered deposits, increased $212.25 million or 3.16% from the first quarter of 2025 and decreased $106.42 million or 1.51% from the previous quarter.
•Tax-equivalent net interest income was $90.29 million, up $9.21 million, or 11.36% from the first quarter a year ago and down $3.16 million or 3.38% from the previous quarter. Tax-equivalent net interest margin was 4.25%, up 35 basis points from the first quarter of 2025 and down four basis points from the previous quarter. Higher yields on investment securities from portfolio repositioning trades during 2025 helped limit margin contraction partially offset by lower net interest recoveries compared to the previous quarter.
•Provision for credit losses of $7.27 million was recorded during the quarter compared to $3.27 million during the previous year’s first quarter and $0.71 million in the previous quarter. The allowance for loan and lease losses as a percentage of total loans and leases rose to 2.33% at March 31, 2026, up from 2.29% at March 31, 2025 and 2.30% at December 31, 2025.
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported quarterly net income of $39.96 million for the first quarter of 2026, up 6.49% compared to $37.52 million in the first quarter a year ago and down 2.88% compared to $41.14 million reported in the previous quarter. Diluted net income per common share for the first quarter of 2026 was $1.63, up 7.24% versus $1.52 in the first quarter of 2025 and down 2.40% compared to $1.67 in the previous quarter.
At its April 2026 meeting, the Board of Directors approved an increase in the cash dividend of three cents per share, raising the approved dividend for the quarter to $0.43 per common share, up five cents or 13.16% from the cash dividend declared a year ago. The cash dividend is payable to shareholders of record on May 5, 2026, and will be paid on May 15, 2026.

Andrea G. Short, President and Chief Executive Officer, commented, “We are pleased to announce that 1st Source had a record first quarter. We ended 2025 and the first quarter of 2026 with a very strong and stable balance sheet and we will continue to focus on safety and soundness given the level of economic uncertainty currently impacting our clients and their businesses. During the first quarter of 2026, average loans and leases grew $69.67 million, up 1.00% from the previous quarter, our liquidity position remained solid, and our historically conservative capital position was maintained.
“We were happy to learn that 1st Source received several awards, further solidifying that our mission-first approach is the right way to do business. On a national scale, we were included in Forbes’ America’s Best Banks list for the third consecutive year and came in at #11 out of the top 100 named. This award is driven by 10 metrics measuring growth, credit quality, and profitability.
“Additionally, we learned that 1st Source was listed as #12 on Forbes’ America’s Best Midsize Employers list. This award is especially meaningful because it identifies companies that are rated most highly by their employees. Respondents ranked their employers on a range of criteria including salary, work environment, and opportunities to advance. We greatly value this feedback, and it aligns with our culture and core values of integrity, teamwork, superior quality, outstanding client service, and community leadership.
“And finally, at the state level, 1st Source was recognized for our small business lending across Indiana for the 13th year in a row by the Indiana District Office of the U.S. Small Business Administration (SBA). We once again received the Community Bank Gold Level Award for delivering the greatest number of SBA loans in Indiana in 2025.” Mrs. Short concluded.

FIRST QUARTER 2026 FINANCIAL RESULTS
Loans and Leases
First quarter average loans and leases were $7.02 billion, which was up $223.81 million or 3.29% from the first quarter of 2025 and increased $69.67 million or 1.00% from the previous quarter. Average loan growth in the first quarter of 2026 occurred mainly within the Renewable Energy, Commercial and Agricultural, and Commercial Real Estate portfolios.
Deposits
First quarter average deposits were $7.19 billion, which was down $141.97 million or 1.94% compared to the first quarter a year ago and decreased $229.44 million or 3.09%, from the previous quarter. Average deposit balances decreased from the previous quarter primarily due to lower brokered deposits, seasonal outflows of interest-bearing public fund deposits, and decreased noninterest-bearing demand deposits. Average brokered deposits were $259.29 million, a decrease of $354.23 million or 57.74% from the prior year first quarter and were $123.02 million or 32.18% lower than the previous quarter.
Net Interest Income and Net Interest Margin
First quarter 2026 tax-equivalent net interest income increased $9.21 million, or 11.36% from the first quarter a year ago and decreased $3.16 million to $90.29 million, down 3.38% from the previous quarter.
First quarter 2026 net interest margin was 4.24%, an increase of 35 basis points from the same period in 2025 and a decrease of four basis points from the 4.28% in the previous quarter. On a fully tax-equivalent basis, first quarter 2026 net interest margin was 4.25%, an increase of 35 basis points from the same period in 2025 and down four basis points compared to the 4.29% in the previous quarter. The increase from the first quarter of 2025 was primarily due to higher average loan and lease balances, improved yields on investments from portfolio repositioning trades made in 2025, and lower interest-bearing deposit costs. The decrease from the prior quarter was primarily due to lower yields on loans and leases and higher short-term borrowing costs offset by increased yields on investments from portfolio repositioning trades executed during 2025 and lower interest-bearing deposit costs. Net interest recoveries had a positive one basis point impact during the first quarter on the tax-equivalent net interest margin, compared to a positive seven basis points in the prior year first quarter and positive 14 basis points during the previous quarter.
Noninterest Income
First quarter 2026 noninterest income of $23.00 million was relatively flat compared to the first quarter a year ago and increased $5.46 million or 31.16% compared to the previous quarter.

The increase from the previous quarter was mainly due to available-for-sale securities losses of $5.81 million realized in the prior quarter and increased insurance commissions, offset by lower brokerage fees and commissions, lower interest rate swap fees, a reduction in debit card income, and lower deposit account fees.
Noninterest Expense
First quarter 2026 noninterest expense of $54.52 million increased $1.44 million or 2.71% from the first quarter a year ago and decreased $2.04 million or 3.61% compared to the prior quarter.
The increase in noninterest expense compared to the first quarter of 2025 was the result of increased salaries and wages due to normal merit increases, higher occupancy expenses from snow removal, increased data processing charges and a rise in debit card losses. These increases were offset by lower leased equipment depreciation and a decrease in legal fees.
The decrease in noninterest expense compared to the prior quarter was the result of reduced incentive compensation and fewer group insurance claims, lower professional consulting costs, decreased furniture and equipment expense, lower intangible asset amortization, and fewer business development and marketing expenses.
Credit
The allowance for loan and lease losses increased to $164.90 million as of March 31, 2026, or 2.33% of total loans and leases. The 2.33% is an increase compared to 2.29% at March 31, 2025 and 2.30% at December 31, 2025 due to a weakened economic outlook with increased uncertainty. Net charge-offs of $3.96 million were recorded for the first quarter of 2026, compared with net charge-offs of $0.18 million in the same quarter a year ago and net charge-offs of $0.28 million in the prior quarter.
The provision for credit losses was $7.27 million for the first quarter of 2026, an increase of $4.01 million compared with the same period in 2025 and an increase of $6.56 million from the previous quarter. Higher net charge-offs during the quarter, the majority of which were from two unique Auto and Light Truck accounts who provide special trailer units serving the film industry, were the primary reason for the increase in the provision for credit losses. The ratio of nonperforming assets to loans and leases was 1.03% as of March 31, 2026, compared to 0.63% on March 31, 2025 and 1.10% on December 31, 2025. The decrease in nonperforming assets during the quarter was primarily from lower nonaccrual loans and leases partially offset by an increase in repossessed assets.
Capital
As of March 31, 2026, the common equity-to-assets ratio was 14.02%, compared to 12.96% a year ago and 14.08% at December 31, 2025. The tangible common equity-to-tangible assets ratio was 13.22% at March 31, 2026, compared to 12.14% a year earlier and 13.28% at December 31, 2025. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 15.30% at March 31, 2026, compared to 14.71% a year ago and 15.52% at December 31, 2025.
During the first quarter of 2026, 338,356 shares were repurchased for treasury reducing common shareholders’ equity by $23.35 million.

ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.

1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy-duty trucks, and construction equipment. The Corporation includes 78 banking centers, 16 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations, 13 1st Source Insurance offices, and three loan production offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “hope,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information with a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
1st QUARTER 2026 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
AVERAGE BALANCES
Assets	$9,020,305	$9,070,471	$8,856,278
Earning assets	8,618,611	8,651,605	8,434,790
Investments	1,527,070	1,519,175	1,519,177
Loans and leases	7,022,759	6,953,090	6,798,952
Deposits	7,191,569	7,421,006	7,333,542
Interest bearing liabilities	5,930,767	5,956,902	5,920,255
Common shareholders’ equity	1,292,902	1,261,725	1,141,922
Total equity	1,335,986	1,306,954	1,208,236
INCOME STATEMENT DATA
Net interest income	$90,138	$93,295	$80,938
Net interest income - FTE(1)	90,293	93,453	81,085
Provision for credit losses	7,272	711	3,265
Noninterest income	23,001	17,537	23,103
Noninterest expense	54,517	56,557	53,076
Net income	39,961	41,131	37,523
Net income available to common shareholders	39,956	41,142	37,520
PER SHARE DATA
Basic net income per common share	$1.63	$1.67	$1.52
Diluted net income per common share	1.63	1.67	1.52
Common cash dividends declared	0.40	0.40	0.36
Book value per common share(2)	53.10	52.32	47.29
Tangible book value per common share(1)	49.61	48.88	43.87
Market value - High	71.98	67.39	67.77
Market value - Low	60.30	56.89	53.23
Basic weighted average common shares outstanding	24,276,666	24,391,070	24,546,819
Diluted weighted average common shares outstanding	24,276,666	24,391,070	24,546,819
KEY RATIOS
Return on average assets	1.80%	1.80%	1.72%
Return on average common shareholders’ equity	12.53	12.94	13.33
Average common shareholders’ equity to average assets	14.33	13.91	12.89
End of period tangible common equity to tangible assets(1)	13.22	13.28	12.14
Risk-based capital - Common Equity Tier 1(3)	15.30	15.52	14.71
Risk-based capital - Tier 1(3)	16.54	16.79	16.20
Risk-based capital - Total(3)	17.80	18.05	17.46
Net interest margin	4.24	4.28	3.89
Net interest margin - FTE(1)	4.25	4.29	3.90
Efficiency ratio: expense to revenue	48.19	51.03	51.01
Efficiency ratio: expense to revenue - adjusted(1)	48.16	48.56	51.31
Net charge-offs to average loans and leases	0.23	0.02	0.01
Loan and lease loss allowance to loans and leases	2.33	2.30	2.29
Nonperforming assets to loans and leases	1.03	1.10	0.63

	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
END OF PERIOD BALANCES
Assets	$9,113,429	$9,055,270	$9,056,691	$9,087,162	$8,963,114
Loans and leases	7,083,528	7,046,669	6,964,454	7,097,969	6,863,393
Deposits	7,227,596	7,225,575	7,409,819	7,442,669	7,417,765
Allowance for loan and lease losses	164,898	161,846	161,430	163,484	157,470
Goodwill and intangible assets	83,895	83,895	83,895	83,895	83,895
Common shareholders’ equity	1,277,956	1,274,971	1,236,472	1,198,589	1,161,459
Total equity	1,320,838	1,318,090	1,291,431	1,257,424	1,220,542
ASSET QUALITY
Loans and leases past due 90 days or more	$398	$460	$317	$198	$122
Nonaccrual loans and leases	71,652	76,602	62,264	71,732	40,540
Other real estate	—	—	120	—	—
Repossessions	1,319	267	435	3,549	2,410
Equipment owned under operating leases	46	49	56	62	—
Total nonperforming assets	$73,415	$77,378	$63,192	$75,541	$43,072
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	March 31,	December 31,	September 30,	March 31,
	2026	2025	2025	2025
ASSETS
Cash and due from banks	$67,670	$69,249	$75,316	$87,816
Federal funds sold and interest bearing deposits with other banks	51,136	50,608	138,942	135,003
Investment securities available-for-sale, at fair value (amortized cost of $1,583,272, $1,568,429, $1,555,564, and $1,591,072 at March 31, 2026, December 31, 2025, September 30, 2025, and March 31, 2025, respectively)	1,529,593	1,522,486	1,495,117	1,501,877
Other investments	22,140	22,140	22,140	23,855
Mortgages held for sale	3,142	4,866	7,110	2,305
Loans and leases, net of unearned discount:
Commercial and agricultural	821,818	797,592	759,167	775,118
Renewable energy	713,110	652,799	603,715	505,413
Auto and light truck	831,365	887,876	924,992	955,945
Medium and heavy duty truck	264,165	269,749	280,302	289,837
Aircraft	1,073,282	1,086,821	1,095,423	1,118,099
Construction equipment	1,210,493	1,221,135	1,207,446	1,171,934
Commercial real estate	1,319,361	1,269,765	1,244,306	1,230,760
Residential real estate and home equity	735,743	740,777	726,585	689,101
Consumer	114,191	120,155	122,518	127,186
Total loans and leases	7,083,528	7,046,669	6,964,454	6,863,393
Allowance for loan and lease losses	(164,898)	(161,846)	(161,430)	(157,470)
Net loans and leases	6,918,630	6,884,823	6,803,024	6,705,923
Equipment owned under operating leases, net	6,603	6,964	7,649	9,864
Premises and equipment, net	57,973	58,318	57,852	54,778
Goodwill and intangible assets	83,895	83,895	83,895	83,895
Accrued income and other assets	372,647	351,921	365,646	357,798
Total assets	$9,113,429	$9,055,270	$9,056,691	$8,963,114
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,655,736	$1,600,495	$1,633,786	$1,651,479
Interest-bearing deposits:
Interest-bearing demand	2,487,201	2,592,202	2,512,205	2,451,169
Savings	1,466,564	1,446,278	1,396,931	1,392,391
Time	1,618,095	1,586,600	1,866,897	1,922,726
Total interest-bearing deposits	5,571,860	5,625,080	5,776,033	5,766,286
Total deposits	7,227,596	7,225,575	7,409,819	7,417,765
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	153,391	112,470	72,190	60,025
Other short-term borrowings	135,789	126,151	1,384	1,152
Total short-term borrowings	289,180	238,621	73,574	61,177
Long-term debt and mandatorily redeemable securities	35,508	43,330	42,234	41,210
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	181,543	170,890	180,869	163,656
Total liabilities	7,792,591	7,737,180	7,765,260	7,742,572
SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at March 31, 2026, December 31, 2025, September 30, 2025, and March 31, 2025	436,538	436,538	436,538	436,538
Retained earnings	1,047,027	1,015,160	983,615	921,717
Cost of common stock in treasury (4,136,793, 3,836,656, 3,771,570, and 3,643,063 shares at March 31, 2026, December 31, 2025, September 30, 2025, and March 31, 2025, respectively)	(164,709)	(141,950)	(137,818)	(128,912)
Accumulated other comprehensive loss	(40,900)	(34,777)	(45,863)	(67,884)
Total shareholders’ equity	1,277,956	1,274,971	1,236,472	1,161,459
Noncontrolling interests	42,882	43,119	54,959	59,083
Total equity	1,320,838	1,318,090	1,291,431	1,220,542
Total liabilities and equity	$9,113,429	$9,055,270	$9,056,691	$8,963,114

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Interest income:
Loans and leases	$113,423	$119,981	$113,560
Investment securities, taxable	11,704	10,802	8,153
Investment securities, tax-exempt	307	316	277
Other	699	1,887	1,314
Total interest income	126,133	132,986	123,304
Interest expense:
Deposits	32,578	37,308	39,846
Short-term borrowings	1,720	234	232
Subordinated notes	995	1,002	1,014
Long-term debt and mandatorily redeemable securities	702	1,147	1,274
Total interest expense	35,995	39,691	42,366
Net interest income	90,138	93,295	80,938
Provision for credit losses:
Provision for credit losses — loans and leases	7,010	695	2,112
Provision for credit losses — unfunded loan commitments	262	16	1,153
Total provision for credit losses	7,272	711	3,265
Net interest income after provision for credit losses	82,866	92,584	77,673
Noninterest income:
Trust and wealth advisory	7,018	7,110	6,666
Service charges on deposit accounts	3,354	3,487	3,071
Debit card	4,380	4,528	4,149
Mortgage banking	1,011	1,103	853
Insurance commissions	2,511	1,730	2,440
Equipment rental	589	650	899
Losses on investment securities available-for-sale	—	(5,805)	—
Other	4,138	4,734	5,025
Total noninterest income	23,001	17,537	23,103
Noninterest expense:
Salaries and employee benefits	32,821	33,432	32,115
Net occupancy	3,548	3,380	3,224
Furniture and equipment	1,462	1,857	1,347
Data processing	7,573	7,565	7,291
Depreciation – leased equipment	454	521	718
Professional fees	1,575	2,183	1,668
FDIC and other insurance	1,449	1,461	1,440
Business development and marketing	1,903	2,200	1,925
Other	3,732	3,958	3,348
Total noninterest expense	54,517	56,557	53,076
Income before income taxes	51,350	53,564	47,700
Income tax expense	11,389	12,433	10,177
Net income	39,961	41,131	37,523
Net (income) loss attributable to noncontrolling interests	(5)	11	(3)
Net income available to common shareholders	$39,956	$41,142	$37,520
Per common share:
Basic net income per common share	$1.63	$1.67	$1.52
Diluted net income per common share	$1.63	$1.67	$1.52
Basic weighted average common shares outstanding	24,276,666	24,391,070	24,546,819
Diluted weighted average common shares outstanding	24,276,666	24,391,070	24,546,819

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,493,065	$11,704	3.18%	$1,483,960	$10,802	2.89%	$1,488,005	$8,153	2.22%
Tax exempt(1)	34,005	387	4.62%	35,215	398	4.48%	31,172	349	4.54%
Mortgages held for sale	4,930	75	6.17%	5,228	78	5.92%	2,409	39	6.57%
Loans and leases, net of unearned discount(1)	7,022,759	113,423	6.55%	6,953,090	119,979	6.85%	6,798,952	113,596	6.78%
Other investments	63,852	699	4.44%	174,112	1,887	4.30%	114,252	1,314	4.66%
Total earning assets(1)	8,618,611	126,288	5.94%	8,651,605	133,144	6.11%	8,434,790	123,451	5.94%
Cash and due from banks	57,339			75,004			64,009
Allowance for loan and lease losses	(163,666)			(162,941)			(157,318)
Other assets	508,021			506,803			514,797
Total assets	$9,020,305			$9,070,471			$8,856,278

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$5,605,444	$32,578	2.36%	$5,783,353	$37,308	2.56%	$5,745,134	$39,846	2.81%
Short-term borrowings:
Securities sold under agreements to repurchase	53,514	91	0.69%	59,330	121	0.81%	58,232	104	0.72%
Other short-term borrowings	173,524	1,629	3.81%	13,028	113	3.44%	18,450	128	2.81%
Subordinated notes	58,764	995	6.87%	58,764	1,002	6.76%	58,764	1,014	7.00%
Long-term debt and mandatorily redeemable securities	39,521	702	7.20%	42,427	1,147	10.73%	39,675	1,274	13.02%
Total interest-bearing liabilities	5,930,767	35,995	2.46%	5,956,902	39,691	2.64%	5,920,255	42,366	2.90%
Noninterest-bearing deposits	1,586,125			1,637,653			1,588,408
Other liabilities	167,427			168,962			139,379
Shareholders’ equity	1,292,902			1,261,725			1,141,922
Noncontrolling interests	43,084			45,229			66,314
Total liabilities and equity	$9,020,305			$9,070,471			$8,856,278
Less: Fully tax-equivalent adjustments		(155)			(158)			(147)
Net interest income/margin (GAAP-derived)(1)		$90,138	4.24%		$93,295	4.28%		$80,938	3.89%
Fully tax-equivalent adjustments		155			158			147
Net interest income/margin - FTE(1)		$90,293	4.25%		$93,453	4.29%		$81,085	3.90%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended
		March 31,	December 31,	March 31,
		2026	2025	2025
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$126,133	$132,986	$123,304
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	75	76	75
(C)	– Tax exempt investment securities	80	82	72
(D)	Interest income – FTE (A+B+C)	126,288	133,144	123,451
(E)	Interest expense (GAAP)	35,995	39,691	42,366
(F)	Net interest income (GAAP) (A-E)	90,138	93,295	80,938
(G)	Net interest income - FTE (D-E)	90,293	93,453	81,085
(H)	Annualization factor	4.056	3.967	4.056
(I)	Total earning assets	$8,618,611	$8,651,605	$8,434,790
	Net interest margin (GAAP-derived) (F*H)/I	4.24%	4.28%	3.89%
	Net interest margin – FTE (G*H)/I	4.25%	4.29%	3.90%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$90,138	$93,295	$80,938
(G)	Net interest income – FTE	90,293	93,453	81,085
(J)	Plus: noninterest income (GAAP)	23,001	17,537	23,103
(K)	Less: gains/losses on investment securities and partnership investments	(586)	4,919	(1,427)
(L)	Less: depreciation – leased equipment	(454)	(521)	(718)
(M)	Total net revenue (GAAP) (F+J)	113,139	110,832	104,041
(N)	Total net revenue – adjusted (G+J–K–L)	112,254	115,388	102,043
(O)	Noninterest expense (GAAP)	54,517	56,557	53,076
(L)	Less:depreciation – leased equipment	(454)	(521)	(718)
(P)	Noninterest expense – adjusted (O–L)	54,063	56,036	52,358
	Efficiency ratio (GAAP-derived) (O/M)	48.19%	51.03%	51.01%
	Efficiency ratio – adjusted (P/N)	48.16%	48.56%	51.31%

		End of Period
		March 31,	December 31,	March 31,
		2026	2025	2025
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$1,277,956	$1,274,971	$1,161,459
(R)	Less: goodwill and intangible assets	(83,895)	(83,895)	(83,895)
(S)	Total tangible common shareholders’ equity (Q–R)	$1,194,061	$1,191,076	$1,077,564
(T)	Total assets (GAAP)	9,113,429	9,055,270	8,963,114
(R)	Less: goodwill and intangible assets	(83,895)	(83,895)	(83,895)
(U)	Total tangible assets (T–R)	$9,029,534	$8,971,375	$8,879,219
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	14.02%	14.08%	12.96%
	Tangible common equity-to-tangible assets ratio (S/U)	13.22%	13.28%	12.14%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$1,277,956	$1,274,971	$1,161,459
(V)	Actual common shares outstanding	24,068,881	24,369,018	24,562,611
	Book value per common share (GAAP-derived) (Q/V)*1000	$53.10	$52.32	$47.29
	Tangible common book value per share (S/V)*1000	$49.61	$48.88	$43.87

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